EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Greater Atlantic Financial Corp.
Washington, D.C.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 10, 1998, except for Note 21, the date of which is April 12, 1999, relating to the consolidated financial statements of Greater Atlantic Financial Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO SEIDMAN, LLP



Washington, D.C.
April 8, 1999